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                                                                  Exhibit 3.1(f)


                     Certificate of Limited Partnership of RBGLP

                                 (see attached)


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                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                   RECREATIONAL BOAT GROUP LIMITED PARTNERSHIP

         The undersigned, being the sole general partner of Recreational Boat Group Limited Partnership, and desiring to form a limited partnership pursuant to the laws of the State of Delaware, certifies as follows:

         1. The name of the limited partnership is Recreational Boat Group Limited Partnership.

         2. The address of the registered office in the State of Delaware is 1209 Orange Street, City of Wilmington in the County of New Castle. The nature of the registered agent at the address is The Corporation Trust Company.

         3. The name and address of each general partner is as follows:


                                     OMC Recreational Boat Group, Inc
                                     100 Sea-Horse Drive
                                     Waukegan, IL  60085

Date:  September 24  1993

                                     OMC RECREATIONAL BOAT GROUP, INC
                                     Robert D. Randolph


                                     By: /s/ Robert D. Randolph
                                     Its:  Chairman